                                                                     EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION

                                      OF

                          MILCOM INTERNATIONAL, INC.

                                  ----------

          I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

          FIRST:  The name of the corporation is

                          MILCOM INTERNATIONAL, INC.

          SECOND: Its registered office is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock which the corporation is authorized to issue is One Thousand (1,000) all of which are classified as Common Stock with a par value of One Dollar ($1.00).

          FIFTH:  The name and address of the single incorporator are

     John S. Hoenigmann      70 Pine Street, New York, N.Y. 10270

          SIXTH: The By-Laws of the corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide.

          SEVENTH:  The corporation shall, to the full extent permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

          EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 2nd day
of January        , 1985.

                                                /s/ John S. Hoenigmann    (L.S.)
                                           -------------------------------
                                                    John S. Hoenigmann

                           CERTIFICATE OF AMENDMENT
                                      OF
                          MILCOM INTERNATIONAL, INC.,
                            a Delaware corporation

     MILCOM INTERNATIONAL, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     (1) The Board of Directors of the Corporation, at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation:

          RESOLVED, that ARTICLE FOURTH of the Certificate of Incorporation of the corporation is hereby amended to read in full as follows:

          "FOURTH:
           ------

          A.   CLASSES OF STOCK.
               ----------------

               1. The Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock". The number of shares of Common Stock is 20,000,000, $.0001 par value, and the number of shares of Preferred Stock is 3,375,900, $.0001 par value. The Preferred Stock shall be issued in series. The first such series shall be designated Series A Preferred Stock and shall consist of 3,375,900 shares, $.0001 par value. The Series A Preferred Stock is referred to hereinafter as the "Preferred Stock."

               2. Upon the filing of this Certificate of Amendment in the office of the Secretary of State of the State of Delaware, all shares of the Common Stock theretofore issued and outstanding or reserved for issuance by the Corporation shall be cancelled, and nine thousand three hundred shares of Common Stock will be issued or reserved for issuance, as the case may be, for every share of Common Stock theretofore issued and outstanding or reserved for issuance, as the case may be. The Common Stock theretofore issued and outstanding or reserved for issuance by the Corporation as of the date of such filing (the "Filing Date") will not be recognized thereafter except for the purpose of causing such shares to be exchanged, each for nine thousand three hundred shares of Common Stock. Upon surrender of a holder's certificate or certificates evidencing shares of the Common Stock outstanding on the Filing Date, the Corporation shall issue to such holder a certificate or certificates evidencing the number of whole shares of Common Stock issued in exchange therefor.

                    The Board of Directors is hereby authorized, except as to matters fixed as to preferred shares as hereinafter stated in this ARTICLE FOURTH, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limitations and restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series subsequent to the issue of shares of that series, and to determine the designation of any series and to fix the number of shares of any series.

          B.   RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK.
               -------------------------------------------------------

               The following is a statement of the designations, powers, privileges, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions relating to the Preferred Stock:

               1.   Dividends. When, as and if declared by the Board of
                    ---------
     Directors, the holders of the outstanding shares of the Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends, commencing on January 1, 1996, at the rate of twelve percent per annum, and payable upon (i) redemption or other repurchase of such Preferred Stock, (ii) liquidation, dissolution or winding up pursuant to Section 2 hereof, (iii) upon the closing of the Corporation's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended ("Securities Act"), covering the offer and sale of Common Stock for the account of the Corporation which offering is not a Qualified Public Offering, as defined hereinafter ("Other Public Offering") or upon a Qualified Public Offering as provided in Section 4(a)(ii) which is closed after December 31, 1996, or
     (iv) upon conversion of the Preferred Stock as expressly provided in
     Section 4(a), other than conversion pursuant to Section 4(a)(i) prior to January 1, 1997 (in which case no dividend shall be payable) and other than upon a Qualified Public Offering as provided in Section 4(a)(ii) which is closed prior to January 1, 1997 (in which case no dividend shall be payable. If and to the extent the Preferred Stock continues outstanding after December 31, 1999, then the rate of the dividend thereafter shall be at the rate of eight percent per annum. Upon the closing of a Qualified Public Offering which is closed after December 31, 1996 or an Other Public Offering closing at any time, the Corporation shall pay the accrued dividends to the holders of the Preferred Stock, which accrued dividends shall be paid, at the election of the holders of the Preferred Stock, in either cash or by issuing a number of shares of Common Stock to the holders of the Preferred Stock equal to the amount of the accrued dividends divided by the per share price at which the Common Stock is offered to the public in the Other Public Offering. No dividends may be declared or paid upon the Common Stock of the Corporation so long as any shares of the Preferred Stock remain outstanding.

               2.   Liquidation, Dissolution or Winding Up.
                    --------------------------------------

                    (a)  Preference - Preferred Stock. In the event of any
                         ----------------------------
     liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary holders of each share of Preferred Stock shall be entitled to be paid out of the assets of the Corporation, whether such assets are capital, surplus, or earnings, before any sums shall be paid or any asset distributed among the holders of shares of Common Stock, an amount equal to $4.44325958 per share of Preferred Stock, plus any accrued but unpaid dividends. If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Preferred Stock of the amount thus distributable, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Preferred Stock. After such payment shall have been made in full to the holders of the Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Preferred Stock so as to be available for such payment, holders of the Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation and shall have no further rights of conversion, and the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock.

                    (b) A consolidation or merger (other than a consolidation or merger in which the holders of voting securities of the Corporation immediately before the consolidation or merger own (immediately after the consolidation or merger) voting securities of the surviving or acquiring corporation, or of a parent party of such surviving or acquiring corporation, possessing more than 50% of the voting power of such surviving or acquiring corporation or parent party) of the Corporation or a sale of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 2.

                    (c) Each holder of Preferred Stock shall have the right to elect the benefits of the provisions of Section 4(g) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2. The election procedures shall be as provided in Section 4(g) hereof.

                    (d) Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

               3.   Voting Power. Except as otherwise expressly provided in
                    ------------
     Section 6 hereof, or as required by law, each holder of Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Preferred Stock could be converted, pursuant to the provisions of Section 4 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Preferred Stock and Common Stock shall vote together as a class on all matters.

               4.   Conversion Rights. The holders of the Preferred Stock shall
                    -----------------
     have the following conversion rights:

                    (a) General.
                        -------

                        (i) Subject to and in compliance with the provisions of this Section 4, any shares of the Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully-paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 4(b)) by the number of shares of Preferred Stock being converted together with payment of accrued but unpaid dividends either (i) in cash or (ii) in shares of Common Stock by converting the accrued and unpaid dividends at the then fair market value of such Common Stock as determined in Section B.1. herein. The method of payment of the dividends as provided in (i) and (ii) above shall be (a) in the case of conversion in concurrence with an Other Public Offering, at the election of the holder of the Preferred Stock, and (b) otherwise at the election of the Corporation, with the fair market value determined as follows: (i) if the Common Stock is publicly traded, the average over the preceding twenty (20) trading days of the mean of the closing bid and asked prices on the over-the-counter market as reported by NASDAQ, or, if then traded on a national securities exchange or the National Market System, the average over the preceding twenty (20) trading days of the mean of the high and low prices on the principal national securities exchange the National Market System on which it is so traded over the preceding twenty (20) trading days, and (ii) if the Common Stock is not publicly traded, then as agreed upon by the Corporation and a majority in interest of the holders of the Preferred Stock. If no such agreement is reached within thirty (30) days, the fair market value shall be determined by appraisal;

                        (ii) each share of Preferred Stock shall automatically be converted into a number of shares of Common Stock equal to the product obtained by multiplying the Applicable Conversion Rate determined as provided in Section 4(b) by the number of shares of Preferred Stock being converted concurrently upon the closing of a firm commitment underwritten public offering of the Corporation's Common Stock pursuant to an effective registration statement under the Securities Act, as amended, in which the gross proceeds to the Corporation are $15,000,000, or more, and the price per share is at least equal to the product of the then Applicable Conversion Value multiplied by two ("Qualified Public Offering"), and then payment of accrued but unpaid dividends are to be paid either (i) in cash or (ii) in shares of Common Stock by converting the accrued and unpaid dividends at the then fair market value of such Common Stock as determined in Section 4.a.1. above.

                        (iii) each share of Preferred Stock shall automatically be converted into a number of shares of Common Stock equal to the product obtained by multiplying the Applicable Conversion Rate determined as provided in Section 4(b) by the number of shares of Preferred Stock being converted on December 16, 2001, if such Preferred Stock remains outstanding on December 16, 2001.

                    (b) Applicable Conversion Rate. The conversion rate in
                        --------------------------
     effect at any time (the "Applicable Conversion Rate") shall be the quotient obtained by dividing $4.44325958, by the Applicable Conversion Value, calculated as provided in Section 4(c).

                    (c) Applicable Conversion Value. The Applicable Conversion
                        ---------------------------
     Value in effect from time to time, except as adjusted in accordance with
     Section 4(d) hereof, shall be $4.44325958.

                    (d) Adjustments to Applicable Conversion Value.
                        ------------------------------------------

                        (i) Upon Sale of Common Stock. If the Corporation shall
                            -------------------------
     while there are any shares of Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be adjusted to an amount determined by multiplying the Applicable Conversion Value by a fraction:

                            (A) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value, and

                            (B) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of such additional shares of Common Stock so issued.

                    The numerator and the denominator in Sections 4(d)(i)(A) and
     (B) above, shall include the number of shares subject to issuance pursuant to any convertible securities, including the Preferred Stock, as well as any warrants, options, subscription rights or purchase rights then outstanding.

                    To the extent that a portion of the Preferred Stock is redeemed or otherwise repurchased, then the Applicable Conversion Value shall be adjusted by excluding the number of shares which relate to Preferred Stock redeemed from the numerator and denominator in Sections 4(d)(i)(A) and (B) so that the Applicable Conversion Value effective immediately upon such redemption shall be equal to the Applicable Conversion Value in effect at the time of issuance of the redeemed shares, with such additional adjustments as would have been made to that Applicable Conversion Value had the redeemed shares not been issued.

               No adjustment shall be made under this subsection (d) until such adjustment would cause the Applicable Conversion Value to be decreased (or increased pursuant to the foregoing paragraph) by more than two percent (2%), provided that any such adjustments shall be added to subsequent adjustments.

                    The Corporation's issuance of up to an aggregate of 1,292,410 shares of Common Stock, or options exercisable therefor, net of repurchase or expiration of such options, pursuant to any stock purchase or stock option plan or other employee incentive program approved by the Board of Directors to the Corporation's employees, directors, officers or consultants shall not be deemed an issuance of additional shares of Common Stock and shall have no effect on the calculations contemplated by this
     Section 4(d) except as specifically otherwise set forth herein.

                    The completion of a consolidation or merger in which the holders of voting securities of the Corporation immediately before the consolidation or merger own (immediately after the consolidation or merger) voting securities of the surviving or acquiring corporation, or of a parent party of such surviving or acquiring corporation, possessing more than 50% of the voting power of such surviving or acquiring corporation or parent party of the Corporation shall not be deemed an issuance of additional shares of Common Stock and shall have no effect on the calculations contemplated by this Section 4(d), except as specifically otherwise set forth herein.

                    Except as discussed in the preceding paragraph, for the purposes of this Section 4(d), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Applicable Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this Section 4(d) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if and when any of such warrants, options, subscriptions or purchase rights expire or are cancelled without being exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or cancelled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or cancelled warrants, options, subscriptions or purchase rights not been issued. For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                            (A) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

                            (B) The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

                    For purposes of this Section 4(d), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of Common Stock or the issuance of any of the securities described in this Section 4(d) consists of property other than cash, the value of such contribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation, whereupon such value shall be given to such consideration and shall be recorded on the books of the Corporation with respect to receipt of such property.

                    This Section 4(d) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 4(d)(ii)).

                        (ii) Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value (and all other conversion values set forth in Section (d)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                        "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (iii) combination of outstanding shares of the Common Stock into a smaller number of shares of the Common Stock.

                    (e) Dividends. In the event the Corporation shall make or
                        ---------
     issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or in assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in
     Section 4(i)), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Preferred Stock.
                    (f) Recapitalization or Reclassification. If the Common
                        ------------------------------------
     Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this
     Section 4), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Preferred Stock might have been converted (taking into account all accrued and unpaid dividends and interest with respect to such Preferred Stock) immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                    (g) Capital Reorganization, Merger or Sale of Assets. If
                        ------------------------------------------------
     at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of Common Stock issuable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale or an amount of cash receivable as if the Preferred Stock had converted into shares of Common Stock. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including adjustment of the Applicable Conversion Value then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

                    Each holder of Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation, or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 4(g), shall have the option of electing treatment of his shares of Preferred Stock under either this Section 4(g) or Section 2 hereof by giving the Corporation written notice of such election at least ten days prior to the close of such transaction unless such holders received notice of transaction less than 20 days prior to the close of such transaction, then the notice of election shall be 10 days after such notice.

                    (h) Accountant's Certificate as to Adjustments. In each
                        ------------------------------------------
     case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation will furnish each holder of Preferred Stock with a certificate, prepared by its chief financial officer showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. Upon the request of the holders of a majority of either series of the Preferred Stock, the Corporation will cause its independent public accountants to confirm the accuracy of such adjustment or readjustment.

                    (i) Exercise of Conversion Privilege. To exercise its
                        --------------------------------
     conversion privilege, a holder of Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued and shall reconfirm the representations contained in Section 1.3(a) of the Stock Purchase Agreement by and among the Corporation, the Investors named therein and the Stockholders named therein dated as of October 10, 1995. The certificate or certificates for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. If the conversion occurs in connection with a Qualified Public Offering or is automatically converted on December 16, 2001, the Corporation shall give holders of Preferred Stock 15 days written notice of such conversion. Except for the automatic conversions when the Conversion Date shall be either (i) the closing date of the Qualified Public Offering or (ii) December 16, 2001, as the case may be, the date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable, but in any event within 15 days after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Preferred Stock being converted such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 4, and cash in the amount of all accrued and unpaid dividends on such shares of Preferred Stock up to and including the Conversion Date, provided such conversion does not occur in connection with a Qualified Public Offering closing on or before December 31, 1996 (in which case no dividends shall be due and payable), and cash, as provided in Section 4(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. If the conversion occurs in connection with a Qualified Public Offering which closes on or before December 31, 1996, then the Corporation will not pay accrued dividends nor convert such accrued dividends into Common Stock. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                    (j) Cash in Lieu of Fractional Shares. No fractional shares
                        ---------------------------------
     of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

                    (k) Partial Conversion. In the event some but not all of
                        ------------------
     the shares of Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not converted.

                    (l) Reservation of Common Stock. The Corporation shall at
                        ---------------------------
     all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion or all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               5.   No Reissuance of the Preferred Stock. No share or shares of
                    ------------------------------------
     the Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

               6.   Restrictions and Limitations.
                    ----------------------------

                    (a) Except as expressly provided herein or as required by law, so long as 400,000 shares of the Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation or trust of which the Corporation directly or indirectly owns at the time more than 50% of the voting power of such corporation or trust) to, without the vote or written consent by the holders of at least a majority of the then outstanding shares of each series of Preferred Stock, each share of Preferred Stock to be entitled to one vote in each instance:

                        (i) Redeem, purchase or otherwise acquire for value (or pay in to or set aside for a sinking fund for such purpose), any share or shares of capital stock (except for those shares repurchased from officers, directors, employees or consultants (i) under agreements requiring such persons to sell such shares to the Corporation, at cost, on termination of their relationship with the Corporation or its subsidiaries, and (ii) under that certain Stockholders' Agreement dated October 10, 1995 between the Stockholders and the Investors named therein and the Corporation);

                        (ii) Authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the existing Preferred Stock as to liquidation preferences, conversion rights, voting rights or otherwise; or

                        (iii) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any materially active subsidiary thereof, or any consolidation or merger involving the Corporation or any materially active subsidiary thereof, or any reclassification or other change of stock, or any recapitalization or any dissolution, liquidation or winding up of the Corporation.

                    (b) The Corporation shall not amend its Certificate of Incorporation without the approval by vote or written consent by the holders of at least a majority of the then outstanding shares of the Preferred Stock, each share of the Preferred Stock to be entitled to one vote in each instance, if such amendment would change any of the rights, preferences, privileges or limitations provided for herein for the benefit of any shares of the Preferred Stock. Without limiting the generality of the next preceding sentence, the Corporation will not amend its Certificate of Incorporation without the approval by the holders of at least a majority of the then outstanding shares of each series of Preferred Stock if such amendment would:

                        (i) Change the relative seniority rights of the holders of Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation; or

                        (ii) Reduce the amount payable to the holders of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation or change the dividend rights of the holders of the Preferred Stock; or

                        (iii) Cancel or modify the conversion rights of the holders of the Preferred Stock provided for in Section 4 herein.

               7.   No Dilution or Impairment. Except as expressly provided
                    -------------------------
     herein, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of stock on the conversion of all Preferred Stock from time to time outstanding, (c) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up of the Corporation, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets, and (d) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Preferred Stock set forth herein.

               8.   Notices of Record Date. In the event of (a) any taking by
                    ----------------------
     the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                    (a) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person. or

                    (b) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which such action is to be taken.

     (2) The foregoing amendments have been approved by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the foregoing amendments to the Certificate of Incorporation has been given as provided in
Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     (3) The foregoing amendments have been duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Milcom International, Inc. has caused this Certificate of Amendment to be signed by Alfonso G. Cordero, its President, and attested to by Ki Nam, its Secretary, this 9th day of October, 1995.

                                                MILCOM INTERNATIONAL, INC.




                                                By: /s/ Alfonso G. Cordero
                                                   ----------------------------
                                                   Alfonso G. Cordero, President
ATTEST:

BY: /s/ Ki Nam
   -----------------------------
    Ki Nam, Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                        CERTIFICATE OF INCORPORATION
                                      OF
                          MILCOM INTERNATIONAL, INC.

     Milcom International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1. At a meeting of the Board of Directors of the Corporation held on June 20, 1996 and by written consent of the stockholders of the Corporation dated as of June 20, 1996, resolutions were duly adopted setting forth a proposed amendment to Article FIRST of the Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that Article FIRST of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

          "The name of the corporation is Powerwave Technologies, Inc."

     2. The necessary number of issued and outstanding shares required by statute were voted in favor of the amendment.

     3. Such amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Milcom International, Inc. has caused this certificate to be signed by Alfonso G. Cordero, its Chairman of the Board, this 24th day of June, 1996.

                                       MILCOM INTERNATIONAL, INC.


                                       By: /s/ Alfonso G. Cordero
                                          -------------------------------
                                               Alfonso G. Cordero,
                                               Chairman of the Board